Exhibit 99.1

SeaWorld Entertainment, Inc. Appoints Sergio D. Rivera as Chief Executive Officer and member of its board of directors

The Company also appoints Neha Jogani Narang to its Board of Directors

ORLANDO, FL, NOV. 7, 2019 — SeaWorld Entertainment, Inc. (NYSE: SEAS), a leading theme park and entertainment company, today announced the appointment of Sergio (Serge) D. Rivera to the position of Chief Executive Officer and member of the Board of Directors, effective November 11, 2019 . The Company also announced today that Neha Jogani Narang will be appointed to its Board of Directors, effective November 11, 2019. These appointments will increase the size of the Board of Directors to nine members.

Mr. Rivera previously served as the President and Chief Executive Officer of ILG, Inc.’s Vacation Ownership Segment, where he was responsible for development, sales, marketing and resort operations. Prior to ILG, Mr. Rivera was the President of the Americas for Starwood Hotels & Resorts Worldwide and was responsible for the performance and growth of Starwood’s brands and its owned, managed and franchised businesses in North America, the Caribbean, Central and South America, and Polynesia.

“Serge has a strong track record as a leader and operator in the hospitality and leisure industries,” said Scott Ross, Chairman of the Board of Directors of SeaWorld Entertainment, Inc. “Serge brings to SeaWorld exceptional leadership and management skills across sales, marketing, operations, development, finance and commercial management.”

Ross continued, “The strategy we have in place for SeaWorld continues to work and we have made good progress. We look forward to Serge’s leadership as we continue to improve and accelerate our execution through enhanced marketing and communications initiatives, more effective pricing strategies, cost and capital efficiencies and the introduction of new and compelling rides, attractions and events across our portfolio.”

Mr. Rivera said, “I am thrilled to join the SeaWorld team. The Company has an exceptional business model, an irreplaceable set of assets and an incredibly talented group of ambassadors who are driving extraordinary service and experiences for our guests. While very strong progress has been made executing against the long-term plan in place, I know that there’s more to do to ensure that the long-term potential of the business is fully unlocked. I look forward to working with this very talented team to further improve our execution and dramatically increase shareholder value.”

Rivera continued, “Importantly, I also want to express how proud I am to join an organization and team that is so committed to the highest standard of animal care and makes enormous and important contributions to conservation, animal rescue, research and education.”

Marc Swanson, who assumed the position of Interim Chief Executive Officer in September 2019, will return to his former role as Chief Financial Officer. Elizabeth Castro Gulacsy, who has been serving as Interim Chief Financial Officer, will return to her former role of Chief Accounting Officer.

Ross added, “We thank Marc and Elizabeth for their leadership while we conducted our search. We look forward to them working closely with Serge to drive operational excellence across the Company.”

Appointment of Neha Jogani Narang to Board of Directors

The Company also announced today that Neha Jogani Narang will be appointed to its Board of Directors.

Ms. Narang most recently was the director of consumer and developer marketing for Facebook where she led marketing for several businesses from inception, including Mobile App Ads, Facebook Marketplace, Facebook Platform, Profile, Pages, Events, and more.

Ross said, “We are extremely excited to have Neha join our Board of Directors. Neha has a unique and highly valuable background in consumer marketing, brand, product, digital media, ecommerce and technology. She brings to our board experience and insights that will ensure our marketing and communication efforts are fully aligned with the current realities of our customer base.”

“I am honored to serve on the SeaWorld Board of Directors,” said Narang. “My family and I are enormous advocates of SeaWorld, its incredible entertainment destinations, and very importantly, its commitment to education and conservation. Prior to joining the board, I spent a lot of time at SeaWorld and was fortunate to meet with the Company’s zoological experts and leaders of the rehabilitation centers. What I found was an organization passionate about the health and well-being of the animals in its care and in educating guests about wildlife. As the marketing and communications functions continue to evolve, I am confident that I can bring to bear my understanding of consumer marketing and technology to help SeaWorld better connect with the communities they serve.”

About Sergio (Serge) Rivera

Mr. Rivera previously served as President and CEO of ILG Vacation Ownership Segment, a leading provider of professionally delivered vacation experiences and the exclusive global licensee for the Hyatt®, Sheraton®, and Westin® brands. Prior to that, he served as the President of the Americas for Starwood Hotels & Resorts Worldwide, where he was responsible for the performance and growth of Starwood’s brands and businesses in North America, the Caribbean, Central and South America, and Polynesia, which encompassed 700 hotels and 125,000 associates across 23 countries. Mr. Rivera also serves on the Board of Directors for Welltower Inc. (NYSE: WELL), as a member of Florida International University’s Chaplin School of Tourism & Hospitality Management Advisory Board and as a Trustee for The Nature Conservancy’s Florida Chapter. Previously, he served on the Board of Directors of ILG, Inc., the Rosen College of Hospitality Dean’s Advisory Board at the University of Central Florida, the U.S. Travel Association CEO Roundtable and as a Trustee and Board Member of the American Resort Development Association. He holds a bachelor’s degree in finance and a master’s degree in business administration from Florida International University.

About Neha Jogani Narang

Neha Jogani Narang is a leader in business and consumer marketing, with an expertise in product, partnerships and brand marketing. She has led marketing strategy for brands across multiple industries including commerce, social, payments, CPG, advertising, education and logistics. Ms. Narang advises companies of various sizes on how to structure their marketing organization and prioritize marketing needs. Ms. Narang also serves on the Board of the Boys and Girls Clubs of San Francisco. Prior to that, Ms. Narang was director of consumer product marketing and global developer marketing for Facebook, where she was responsible for marketing several businesses within Facebook from inception to market leaders, developing a strong community engagement program to reach the Facebook community and leading Facebook’s largest conference, F8.  She earned an M.B.A from Stanford University Graduate School of Business and bachelor’s degree from the University of Southern California.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company providing experiences that matter, and inspiring guests to protect animals and the wild wonders of our world. The Company is one of the world’s foremost zoological organizations and a global leader in animal welfare, training, husbandry and veterinary care. The Company collectively cares for what it believes is one of the largest zoological collections in the world and has helped lead advances in the care of animals. The Company also rescues and rehabilitates marine and terrestrial animals that are ill, injured, orphaned or abandoned, with the goal of returning them to the wild. The SeaWorld® rescue team has helped more than 36,000 animals in need over the last 55 years.  SeaWorld Entertainment, Inc. owns or licenses a portfolio of recognized brands including SeaWorld®, Busch Gardens®, Aquatica®, Sesame Place® and Sea Rescue®. Over its more than 55-year history, the Company has built a diversified portfolio of 12 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind zoological collection. The Company’s theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests.

Copies of this and other news releases as well as additional information about SeaWorld Entertainment, Inc. can be obtained online at www.seaworldentertainment.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail by registering at that website.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of the federal securities laws. The Company generally uses words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “guidance,” “targeted,” “goal” and variations of such words or similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs, estimates and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: a decline in discretionary consumer spending or consumer confidence; various factors beyond management’s control adversely affecting attendance and guest spending at the Company’s theme parks, including the potential spread of contagious diseases; any risks affecting the markets in which the Company operates, such as natural disasters, severe weather and travel-related disruptions or incidents; increased labor costs and employee health and welfare benefits; complex federal and state regulations governing the treatment of animals, which can change, and claims and lawsuits by activist groups; incidents or adverse publicity concerning the Company’s theme parks; any adverse judgments or settlements resulting from legal proceedings as well as risks relating to audits, inspections and investigations by, or requests for information from, various federal and state regulatory agencies; cyber security risks and the failure to maintain the integrity of internal or guest data; technology interruptions or failures that impair access to our websites or information technology; inability to protect the Company’s intellectual property or the infringement on intellectual property rights of others; the loss of key personnel; risks associated with the Company’s cost optimization program, capital allocation plans, share repurchases and financing transactions; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recently available Annual Report on Form 10-K, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”).

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldinvestors.com).

Contacts:

Investor Relations Inquiries:

Matthew Stroud, Vice President of Investor Relations

(855) 797-8625

Investors@SeaWorld.com

Media Inquiries:

Suzanne Pelisson Beasley, Manager, Corporate Communications

Suzanne.Pelisson-Beasley@SeaWorld.com

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